EXHIBIT 2.2


                          [LETTERHEAD OF ICICI BANK]


THIS LETTER AGREEMENT is made on April 1, 2002 BETWEEN:

(1) ICICI Bank LIMITED, incorporated in the Republic of India with is principal executive office at ICICI Towers, Bangra-Kuria complex. Munbai 400 051, India (the "Company"); and

(2) BANKERS TRUST COMPANY of 4 Albany Street, New York, N.Y. 10008, United States (the "Depositary").

WHEREAS,

(A) The Company and the Depositary have entered into a Deposit Agreement dated March 31, 2000 (the "Deposit Agreement") in respect of ADRs representing Shares of the Company (the "ADR Facility").

(B) Pursuant to Reserve Bank of India Guidelines published on 13 February 2002 (Two-way eligibility of ADRs/GDRs A.P. (DIR Series) Circular No. 21), subject to certain restrictions, further Shares may be delivered into the ADR Facility.

(C) By Letter Agreement dated February 19, 2002 (the "Agreement") the Company and the Depositary have amended and supplemented the Deposit Agreement to enable, subject to certain restrictions, further Shares to be delivered into the ADR Facility.

(D)  This Letter Agreement further amends and supplements the Agreement:

IT IS AGREED as follows:

1. The Company and the Depositary agree to amend the Agreement by addition of the following clause as clause 3A:

     "The obligations of the Company in its role as Issuer of the Shares as described in the Deposit Agreement shall not be increased or enhanced by the amendments and no further duty be imposed on the Company in its role as issuer of the Shares by virtue of this Letter Agreement."

2.   Incorporation of Deposit Agreement

     This Letter Agreement shall be read as one with the Deposit Agreement, as supplemented and amended from time to time, so that all references therein to "this Agreement" shall be deemed to refer to the Original Deposit Agreement as amended and supplemented by this Letter Agreement.

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3.   Governing Law

     This Letter Agreement will be governed by and construed in accordance with the laws of the State of New York and the terms of Section 7.06 of the Deposit Agreement shall apply mutalis mutandis to this Letter Agreement.

In Witness whereof this Letter Agreement has been signed by or on behalf of each of the parties hereto on the date first above written.

ICICI BANK LIMITED

By: /s/ Bhashyam Seshan
    Company Secretary


BANKERS TRUST COMPANY

By: /s/ Mike Hughes                            By:  /s/ Clare Benson


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THIS LETTER AGREEMENT is made on February 19, 2002 BETWEEN.

(1) ICICI BANK Limited, incorporated in the Republic of India with its principal executive office at ICICI Towers, Bandra-Kurta Complex, Mumbai 400 051, India (the "Company"); and

(2) BANKERS' TRUST COMPANY of 4 Albany Street, New York, NY, 10008, United States (the "Depositary").

WHEREAS

(A) The Company and the Depositary have entered into a Deposit Agreement dated March 31, 2000 (the "Deposit Agreement") in respect of American Depositary Receipts (ADRs) representing equity shares of the Company (the "ADR Facility").

(B) Pursuant to Reserve Bank of India Guidelines published on February 13, 2002 (Two way fungibility of American Depositary Receipts/Global Depositary Receipts, A.P. (DIR Series) Circular No. 21), subject to certain restrictions, further equity shares may be delivered into the ADR Facility.

(C) This Letter Agreement amends and supplements the Deposit Agreement and has been entered into to enable, subject to certain restrictions, further equity shares to delivered into the ADR Facility.

IN IS AGREED as follows.

1    Interpretation

     Save as expressly provided herein, terms defined in the Deposit Agreement and the conditions shall, unless there is anything in the subject or context inconsistent therewith, have the same meaning in this Letter Agreement.

2    Amendment to Deposit Agreement and Conditions

     Pursuant to Section 6.01 of the Deposit Agreement and Condition 21 of the Conditions, the Company and the Depositary agree to amend the Conditions by the addition of the following clause to the seventh full paragraph of
     Section 2.02:

     "and (v) subject to all applicable law and regulation then in effect, any other Shares in issue".

     The Depositary being of the opinion that such amendments are not materially prejudicial to the interests of the Holders, such amendment shall take effect on the date hereof.

                                             For ICICI Bank Limited


                                             /s/ Bhashyam Seshan
                                             Bhashyam Seshan
                                             Company Secretary


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                                      -2-


3    Incorporation of Deposit Agreement

     This Letter Agreement shall be read as one with the Deposit Agreement, as supplemented and amended from time to time, so that all references therein to "this Agreement" shall be deemed to refer to the Original Deposit Agreement as amended and supplemented by this Letter Agreement.

4    Governing Law

     This Letter Agreement will be governed by and construed in accordance with the laws of the State of New York and the terms of Section 7.05 of the Deposit Agreement shall apply mutatis mutandis to this Letter Agreement.


In Witness whereof of this Letter Agreement has been signed by or on behalf of each of the parties hereto on the date first above written.

ICICI BANK LIMITED

                                           For ICICI Bank Limited

By: Bhashyam Seshan
    Company Secretary                      /s/ Bhashyam Seshan
                                           Bhashyam Seshan
                                           Company Secretary

BANKERS TRUST COMPANY

By: /s/ Mike Hughes                        By:  /s/ Jane Taylor
    -------------------------                   -------------------------
    Mike Hughes                                 Jane Taylor